UCC Financing Statement

This is a new UCC Financing Statement with Digitiliti, Inc., a Delaware corporation, as the Debtor and Jonathan and Pamela Miner as the Secured Party with the collateral as described in the paragraph 1.1 of the Security Agreement.  Please see the attached pdf for the full UCC Financing Statement as filed with the State of Minnesota.